Exhibit 21.1

Delek US Holdings, Inc.
Subsidiaries of the Registrant

Company Name:	State of Incorporation:

Delek US Energy, Inc.	DE
Delek Refining, Inc.	DE
Delek U.S. Refining GP, LLC	TX
Delek Refining, Ltd.	TX
Lion Oil Company	AR
Lion Oil Trading & Transportation, LLC	TX
J. Christy Construction Co., Inc.	AR
Delek Marketing & Supply, LLC	DE
Delek Logistics Services Company	DE
Delek Logistics GP, LLC	DE
Delek Logistics Partners, LP	DE
Delek Logistics Operating, LLC	DE
Delek Marketing & Supply, LP	DE
Delek Marketing GP, LLC	DE
Delek GP, LLC	DE
Delek Crude Logistics, LLC	TX
Delek Marketing-Big Sandy, LLC	TX
Paline Pipeline Company, LLC	TX
Magnolia Pipeline Company, LLC	DE
SALA Gathering Systems, LLC	TX
El Dorado Pipeline Company, LLC	DE
DKL Transportation, LLC	DE
DKL RIO, LLC	DE
DKL Caddo, LLC	DE
Delek Finance, Inc.	DE
Delek Renewables, LLC	DE
NLR Energy Logistics LLC	DE
Delek Helena, LLC	DE
Delek Rail Logistics, Inc.	TX
DK Canada Energy ULC	BC (Canada)
Delek Land Holdings, LLC	DE
Delek Permian Gathering, LLC	TX
Delek Big Spring Gathering, LLC	TX
Delek Big Spring North Gathering, LLC	TX
Delek Big Spring South Mainline, LLC	TX
Rangeland RIO Pipeline, LLC	DE
Caddo Pipeline LL	DE
Alon Asphalt Bakersfield, Inc.	DE
Alon Asphalt Company	DE
Alon Assets, Inc.	DE
Alon Bakersfield Holdings, Inc.	DE

Exhibit 21.1

Alon Bakersfield Logistics, Inc.	DE
Alon Bakersfield Property, Inc.	DE
Alon Brands, Inc.	DE
Alon Crude Pipeline, LLC	TX
Alon Financial Services, Inc.	TX
Alon Louisiana Holdings, Inc.	DE
Alon Paramount Holdings, Inc.	DE
Alon Refining Krotz Springs, Inc.	DE
Alon Refining Louisiana, Inc.	DE
Alon Renewable Fuels, Inc.	DE
Alon Store Acquisitions, LLC	DE
Alon Supply, Inc.	DE
Alon Terminals, Inc.	DE
Alon USA Capital, Inc.	DE
Alon USA Delaware, LLC	DE
Alon USA GP, LLC	DE
Alon USA GP II, LLC	DE
Alon USA Holdings, LLC	TX
Alon USA, Inc.	DE
Alon USA, LP	TX
Alon USA Partners GP, LLC	DE
Alon USA Partners, LP	DE
Alon USA Energy, Inc.	DE
Alon USA Refining, LLC	DE
Alon West Coast, LLC	DE
AltAir Paramount, LLC	DE
Edgington Oil Company, LLC	DE

Exhibit 21.1

GTS Licensing Company, Inc.	TX
Paramount-Nevada Asphalt Company, LLC	NV
Paramount Petroleum Corporation	DE
Paramount Petroleum Corporation of Arizona, Inc.	DE
Paramount of Oregon, LLC	DE
Paramount of Washington, LLC	DE
Skinny's, LLC	TX
Southwest Convenience Stores, LLC	TX
Wright Asphalt Products Company LLC	DE